Exhibit 10.1

AMENDMENT NO. 1 TO
EXECUTIVE NONQUALIFIED
DEFERRED COMPENSATION PLAN

This is Amendment No. 1 to the Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan, (the "Plan") as last amended and restated in 2009 by Stock Yards Bank & Trust Company and Stock Yards Bancorp, Inc. (together referred to herein as the "Company"), and shall be effective as of the date it is executed below.

Recitals

A.	The Company maintains the Plan and, pursuant to Section 13.2 of the Plan, has reserved the right to amend it.

B.

The Company wishes to expand the terms of this Plan to provide Participants with an opportunity to elect a new time and form of payment for amounts deferred under the Plan on or after the year in which such new distribution election is made.

Amendments

NOW, THEREFORE, the Plan is hereby amended as follows:

1.        Section 2.11 of the Plan is hereby amended so that, as amended, it reads in its entirety as follows:

2.11      "Election Form" shall mean the form or electronic enrollment process established from time to time by the Committee that a Participant uses to make a Deferral election under the Plan, and to designate payment form election as among the options available for Account payments occurring after Retirement or death, either (i) when first eligible hereunder, or (ii) if eligible before 2006, pursuant to a 2006 transition rule set forth in Section 6.4.1, or (iii) with respect to all or part of  deferrals and related credits made in Plan Years after a new distribution election is made (as designated when such deferrals are elected) as provided in Section 6.4.2, or (iv) to designate in advance of any Plan Year that some or all of the Deferral Credits for that Plan Year should be allocated to an In-Service Account.

2.        Section 5.1 of the Plan is hereby amended so that, as amended, it reads in its entirety as follows:

5.1       Termination of Employment; Retirement. If the Participant terminates employment with the Employer, the vested balance in the Account shall be paid to the Participant by the Employer in a lump sum, 60 days following the Termination of Employment, or, if and only if the Termination of Employment is a Retirement, begin 60 days afterward in a lump sum or in annual installments over no more than 10 years, or a combination of such payments, as elected by the Participant in accordance with Sections 6.1 and 6.4. Notwithstanding the foregoing, no distribution shall be made earlier than six months after the Termination of Employment (even if on account of Retirement) with respect to a Participant who is a Specified Employee. Any payments to which a Specified Employee would be entitled during the first six months following Termination of Employment shall be accumulated and paid on the first day of the seventh month following the date of Termination of Employment.

3.        Section 5.2 of the Plan is hereby amended so that, as amended, it reads in its entirety as follows:

5.2       Death. If the Participant dies before incurring a Termination of Employment, 60 days following that event the Employer shall pay (or begin to pay) a benefit to the Participant's Beneficiary in either a lump sum, or in annual installments over no more than 10 years, or a combination of such payments, as elected by the Participant in accordance with Sections 6.1 and 6.4 and as may be changed as provided in Section 6.6. If a Participant dies following his Termination of Employment, and before all payments under the Plan have been made, the vested balance remaining in the Account shall continue to be paid by the Employer to the Participant's Beneficiary in the same time and manner in effect prior to his death.

4.        Section 6.1 of the Plan is hereby amended so that, as amended, it reads in its entirety as follows:

6.1       Making Payment Elections. The Participant must make a payment timing and form election for payments to be made hereunder after Retirement or death either (i) with the Participant's first Election Form, or (ii) if later, in a special payment form election in 2006 in accordance with Section 6.4.1, or (iii) with respect to all or part of deferrals and related credits made in Plan Years after a new retirement distribution election is made (as designated when such Deferrals are elected) as provided in Section 6.4.2. Absent a timely election, all payments hereunder will be in a lump sum, 60 days after the payment triggering event (or after a 6 month delay, if to a Specified Employee).

5.        Section 6.4 of the Plan is hereby amended so that, as amended, it reads in its entirety as follows:

6.4       Special Payment Form Elections.

6.4.1     Special 2006 Payment Form Election. Notwithstanding any provision of the Plan to the contrary, any Participant who has an Account in the Plan when this 2006 Amended and Restated Plan is adopted, and who does not otherwise become entitled to a payment under this Plan during 2006 (without regard to the special election in this Section), shall have an opportunity to make a new election to receive any benefits to which the Participant may become entitled in 2007 and thereafter in any of the payment forms described in Section 5. Such election must be made, in the form prescribed by the Committee, on or before December 31, 2006 and shall apply to the Participant's entire Account under the Plan, including any amounts accrued under the 2004 Plan. No election made under this Section 6.4.1 shall be given effect if the Participant is entitled to any benefit payments on or before December 31, 2006, but any such election otherwise shall be considered irrevocable as of December 31, 2006. To the extent that any existing Participant fails to elect a payment form in accordance with the special election provisions of this Section 6.4.1 on or before December 31, 2006, the benefits paid thereafter shall be paid only after Termination of Employment, and then in a single lump sum.

6.4.2     Special "Second Bucket" Payment Form Election. Notwithstanding any provision of the Plan to the contrary, any Participant who has an Account in the Plan on or after December 31, 2014 shall have an opportunity to make an election to receive any deferrals or other credits (and related earnings) that relate to Plan Years following a special second distribution election in any of the payment forms described in Section 5 if payable following Retirement, even if, with respect to such future account credits, such payment form and timing is different than that elected (or to which the Participant was defaulted) upon entry into the Plan (a "Second Retirement Bucket"). Such Second Retirement Bucket election must be made, in the form prescribed by the Committee, on or before December 31 of a Plan Year to relate to credits made in the following Plan Year(s) and no Participant may have more than two-post severance payment timing and form elections applicable to the Participant Account—the one in effect beginning with initial participation (or 2006, as applicable) and this Second Retirement Bucket if elected under this Section. For avoidance of doubt, the portion of the Participant's Account attributable to deferrals and other credits (and deemed earnings thereon) made before the Participant's Second Retirement Bucket Election becomes effective will be paid using the method selected by the Participant in his or her initial payment election pursuant to Section 6.1 (or in the 2006 special election, or, if no election was made, then such amounts will be paid using the default payment method described in Section 6.1), and only some or all (as designated irrevocably in writing each year as deferrals are elected) of amounts credited (and related earnings) in Plan Years after a Second Retirement Bucket election is made shall be subject to the different payment timing and form designated for a Second Retirement Bucket, and then only if payable after Retirement. Any election made under this Section 6.4.2 will become irrevocable with respect to deferrals and other account credits to which it relates. To the extent that any Participant fails to make a Second Retirement Bucket election under this Section 6.4.2, then such Participant’s entire Account will be paid using the method selected by the Participant in his or her initial payment election pursuant to Section 6.1 (or the special 2006 election, if applicable), or, if no election was made, then such amounts will be paid using the default payment method described in Section 6.1.  An In-Service Account which has not been paid in full at Retirement will, in all cases, be merged with and paid in accordance with the election application to the Participant's First Retirement Bucket.

IN WITNESS WHEREOF, a duly authorized officer of each Company has executed this Amendment No. 1 to the Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan as of the date set forth below.

STOCK YARDS BANK & TRUST COMPANY	STOCK YARDS BANCORP, INC.
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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